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                                                                     Exhibit 99


                   VALUE CITY DEPARTMENT STORES, INC. APPOINTS
                      JOHN ROSSLER CHIEF EXECUTIVE OFFICER

COLUMBUS, Ohio, March 26 /PRNewswire-FirstCall/ -- Value City Department Stores (NYSE: VCD) today announced the appointment of John Rossler, the Company's President, as its new Chief Executive Officer. Rossler will succeed George Kolber who resigned from the Company and its Board of Directors to pursue other interests.

"We are grateful to George Kolber for seeing the Company through a very difficult period. We are most appreciative of his efforts in stabilizing and repositioning our Company," said Jay Schottenstein, Chairman. Mr. Schottenstein continued, "John Rossler, who is very knowledgeable about our business was instrumental in the growth of the Company's Shonac and DSW Shoe operations. We are confident that John will have the same success at Value City."

Prior to his appointment as Value City's President in January Mr. Rossler's 20-year career with Shonac and DSW included positions of President, Chief Operating Officer, Executive Vice President and Chief Financial Officer. Prior to joining Shonac/DSW, Mr. Rossler was the managing partner of the Columbus office of a national CPA firm.

/CONTACT: Jim McGrady, Chief Financial Officer of Value City Department Stores, Inc., +1-614-478-2300/